UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):   November 3, 2011

CLEANTECH SOLUTIONS INTERNATIONAL, INC.

(Exact name of registrant as specified in Charter)

Delaware	001-34591	74-2235008
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

No. 9 Yanyu Middle Road
Qianzhou Village, Huishan District, Wuxi City
Jiangsu Province, People’s Republic of China

 (Address of Principal Executive Offices)

(86) 51083397559

 (Registrant’s Telephone number)

Copies to:
Asher S. Levitsky PC
Ellenoff Grossman & Schole LLP
150 East 42nd Street
New York, New York 10017
Phone: (646) 895-7152
Fax: (646) 895-7182
E-mail: alevitsky@egsllp.com

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 3, 2011, the Company received a staff deficiency notice from The Nasdaq Stock Market informing the Company that its common stock failed to comply with the requirement that the common stock maintain a minimum market value of publicly held shares of $5,000,000.  The staff deficiency notice said that the Company failed to meet this requirement because the market value of publicly held shares was below $5,000,000 for the period from September 22, 2011 to November 2, 2011.  Nasdaq computes the market value of publicly held shares by multiplying the number of publicly held shares based on the most recent publicly held shares information, by the closing bid price.  Publicly held shares are defined under the Nasdaq rules as shares not held directly or indirectly by an officer, director or any person who is the beneficial owner of more than 10% of the total shares outstanding.

Nasdaq’s letter stated that, to regain compliance, the Company’s market value of publicly held shares must close at $5,000,000 or more for a minimum of ten consecutive business days within the 180-day compliance period, which is the 180-day period commencing on November 3, 2011, the date on which the Company received the staff deficiency letter.  In the event the Company does not regain compliance within this period, it will receive written notice that its common stock is subject to delisting.  However, the Company may file a listing application to transfer its common stock to the Nasdaq Capital Market if, at that time, it meets the continued listing requirements of that market.

Item 7.01  Regulation FD Disclosure

On November 4, 2011, the Company’s board of directors approved for a one-for-five reverse split of its common stock and a reduction in the number of authorized shares of common stock from 150,000,000 to 50,000,000 and preferred stock from 60,000,000 to 30,000,000.  These changes will be reflected in an amendment to the Company’s certificate of incorporation and are subject to stockholder approval.  The Company will call a special meeting of stockholders at which it will seek stockholder approval for an amendment to the Company’s certificate of incorporation that effects the reverse split and the reduces the authorized capital stock.  This action by the board of directors superseded previous authorization for a one-for-three reverse split.

The board action follows the previously-reported receipt on September 8, 2011 of a staff deficiency notice from The Nasdaq Stock Market informing the Company that its common stock failed to comply with the $1.00 minimum bid price required for continued listing on The Nasdaq Global Market under Nasdaq Listing Rule 5450(a)(1).  Nasdaq’s letter stated that to regain compliance, the closing bid price for the Company’s common stock must be at least $1.00 for a minimum of 10 consecutive business days within the 180-day compliance period ending on March 6, 2012.  The board approved the reverse split as a means of meeting Nasdaq’s continued listing requirements and intends to effect the reverse split if it is necessary to meet Nasdaq’s price maintenance requirements.  However, no assurance can be given that the reverse split will enable the Company’s common stock to comply with Nasdaq’s price maintenance requirements.  However, the reverse split will not affect the market value of the publicly traded shares, which is independent of the reverse split.

In accordance with General Instruction B.2 of Form 8-K, the information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 7, 2011	Cleantech Solutions International, Inc.

By:	/s/ Fernando Liu
Fernando Liu
Chief Financial Officer